Exhibit 23.3b

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

NovaStar Financial, Inc.:

We consent to the incorporation by reference of our report dated February 9, 2001, relating to the consolidated statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2000, which report appears in the December 31, 2002 Annual Report on Form 10-K, as amended, of NovaStar Financial, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

KPMG LLP

Kansas City, Missouri

April 21, 2003